Exhibit 8.1

October 2, 2020
Axovant Gene Therapies Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Re:    Axovant Gene Therapies Ltd. Registration Statement on Form S-4
Dear Ladies and Gentlemen:
We have acted as counsel to Axovant Gene Therapies Ltd., an exempted company incorporated under the laws of Bermuda (“Axovant”), in connection with the domestication (the “Domestication”) of Axovant as a corporation incorporated under the laws of the state of Delaware. This opinion is being delivered in connection with the filing of the Registration Statement (defined below). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.
For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):
i.the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Axovant with the Securities and Exchange Commission under the Securities Act of 1933, as amended;
ii.the officer’s certificate provided by Axovant to Cooley LLP; and
iii.originals or copies, certified or otherwise identified to our satisfaction of such other instruments and as we have deemed relevant and necessary.
In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:
i.Original documents submitted to us (including signatures thereto) are authentic, natural persons possess legal capacity, documents submitted to us as copies conform to the original documents, and that all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;
ii.The Domestication will be consummated in the manner described in the Registration Statement, and will be effective under applicable state law, and that none of the terms or conditions contained in the Registration Statement will be waived or modified; and
iii.The Registration Statement accurately and completely reflects the facts relating to the Domestication.

Cooley LLP 1333 2nd Street Suite 400 Santa Monica, CA 90401
t: (310) 883-6400 f: (310) 883-6500 cooley.com

Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.
Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we confirm that the discussion contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Domestication,” insofar as it expresses conclusions as to the application of U.S. federal income tax law, fairly present to the extent required by the Securities Act and the rules and regulations thereunder, in all material respects, our opinion as to the material U.S. federal income tax consequences of the Domestication.
Our opinion is based on the Internal Revenue Code of 1986, as amended, treasury regulations promulgated thereunder, judicial decisions, administrative regulations and published rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. This opinion only represents our best judgment as to the federal income tax consequences of the Domestication and is not binding on the Internal Revenue Service and no assurance can be given that positions contrary to our opinion will not be taken by the Internal Revenue Service, or any court of law, tribunal, administrative agency or other governmental body.
Except as expressly set forth above, we express no other opinion. We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent.
This opinion is being delivered prior to the consummation of the Domestication and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.
We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very Truly Yours,
Cooley LLP
By: /s/ Stephanie Gentile
Stephanie Gentile

Cooley LLP 1333 2nd Street Suite 400 Santa Monica, CA 90401
t: (310) 883-6400 f: (310) 883-6500 cooley.com

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